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LIMITED WAIVER OF CREDIT AND SECURITY AGREEMENT
AND LIMITED WAIVER OF AND SECOND AMENDMENT
TO RECEIVABLES SALE AGREEMENT

        This Limited Waiver of Credit and Security Agreement and Limited Waiver of and Second Amendment to Receivables Sale Agreement (this "Limited Waiver and Amendment"), dated as of July 23, 2002, is entered into by LP Receivables Corporation ("LP Receivables"), Louisiana-Pacific Corporation ("LP"), Wachovia Bank, National Association (f/k/a Wachovia Bank, N.A.) ("Wachovia"), as Administrative Agent, Committed Bank and Liquidity Bank, and Blue Ridge Asset Funding Corporation (the "Lender").

RECITALS

        A.    LP, as Originator (in such capacity, the "Originator"), and LP Receivables, as Buyer (in such capacity, the "Buyer"), are parties to the Receivables Sale Agreement dated as of November 15, 2001 (as amended by the First Amendment thereto, the "Receivables Sale Agreement").

        B.    LP Receivables, as Borrower (in such capacity, the "Borrower"), LP, as Master Servicer (in such capacity, the "Master Servicer"), the Lender and Wachovia, as Committed Bank (in such capacity, the "Committed Bank") and as Administrative Agent (in such capacity, the "Administrative Agent"), are parties to a Credit and Security Agreement dated November 15, 2001 (the "Credit Agreement").

        C.    The Lender, the Administrative Agent and Wachovia, as Liquidity Bank (in such capacity, the "Liquidity Bank"), are parties to the Liquidity Asset Purchase Agreement, dated November 15, 2001.

        D.    The Originator and the Buyer inadvertently and unintentionally failed to comply with the following obligations under the Receivables Sale Agreement: (1) the Originator failed to deliver to the Buyer the Purchase Reports required to be delivered by it to the Buyer under Section 1.2(b) of the Receivables Sale Agreement for each Monthly Reporting Date occurring on or prior to the date hereof; (2) the Buyer may have borrowed from the Originator, and the Originator may have loaned to the Buyer, Subordinated Loans under the Subordinated Note in excess of the amounts permitted under Section 1.3 of the Receivables Sale Agreement with respect to Receivables purchased by the Buyer under the Receivables Sale Agreement during the Calculation Periods ending on or prior to the date hereof; (3) the Originator failed to describe the US Credit Agreement Defaults, the Forex Agreement Defaults and the Canadian Credit Credit Agreement Defaults (each as defined below) and the matters described in this paragraph D and paragraph E below in the compliance certificates heretofore delivered by the Originator pursuant to Section 4.1(a)(iii) of the Receivables Sale Agreement; (4) the Originator failed to notify the Buyer (or its assigns) of the US Credit Agreement Defaults, the Forex Agreement Defaults and the Canadian Credit Agreement Defaults and the matters described in this paragraph D as required by Section 4.1(b)(i) and Section 4.1(b)(iv) of the Receivables Sale Agreement; (5) the Originator failed to notify the Buyer (or its assigns) of the defaults or events of default occurring under Material Indebtedness and other financing arrangements to which the Originator is a debtor or an obligor as the result of the US Credit Agreement Defaults, the Forex Agreement Defaults, the Canadian Credit Agreement Defaults and the matters described in this paragraph D and paragraph E below as required under Section 4.1(b)(iv) of the Receivables Sale Agreement; and (6) the Buyer may have made, and the Originator may have accepted, payments under the Subordinated Note on or prior to the date hereof in excess of the amounts permitted under Section 4 of the Subordinated Note and Section 1.3(b) of the Receivables Sale Agreement (the matters described in this paragraph D are referred to as "BSA Non-Compliance Events").

        E.    The Master Servicer and the Borrower inadvertently and unintentionally failed to comply with the following obligations under the Credit Agreement: (1) the Master Servicer and the Borrower failed to describe the US Credit Agreement Defaults, the Forex Agreement Defaults, the Canadian Credit Agreement Defaults and the matters described in paragraph D above and this paragraph E in the compliance certificates heretofore delivered by them pursuant to Section 7.1(a)(iii) of the Credit Agreement; (2) the Master Servicer and the Borrower failed to notify the Administrative Agent of the

US Credit Agreement Defaults, the Forex Agreement Defaults, the Canadian Credit Agreement Defaults and the matters described in paragraph D above and this paragraph E as required by Section 7.1(b)(i) and Section 7.1(b)(v) of the Credit Agreement; (3) the Master Servicer and the Borrower failed to notify the Administrative Agent of the defaults or events of default occurring under Material Indebtedness or any other financing arrangement pursuant to which they are debtors or obligors as the result of the US Credit Agreement Defaults, the Forex Agreement Defaults, the Canadian Credit Agreement Defaults and the matters described in paragraph D above and this paragraph E as required by Section 7.1(b)(v) of the Credit Agreement; (4) the Borrower has and may have failed to require the Originator to perform the obligations of the Originator under the Receivables Sale Agreement described in paragraph D above, the Borrower may have failed to purchase Receivables on or prior to the date hereof strictly in compliance with the terms of the Receivables Sale Agreement as described in paragraph D above and the Borrower may have failed to vigorously enforce the rights and remedies afforded to it under the Receivables Sale Agreement with respect to the breaches thereof by the Originator described in paragraph D above, all in violation of Section 7.1 (g) of the Credit Agreement; (5) in connection with the RSA Non-Compliance Events and Credit Agreement Non-Compliance Events, the Borrower may have failed to take the actions necessary to ensure that the facts and assumptions relating to the matters described in paragraph D above and this paragraph E contained in the true-sale and nonconsolidation opinions delivered by Brobeck, Phleger & Harrison LLP under the Credit Agreement (and the certificates and the Separateness Agreement accompanying such opinions) remain true and correct and are complied with, in violation of Section 7.1(i)(xviii) of the Credit Agreement; (6) the Borrower may have failed to purchase Receivables on or prior to the date hereof in strict compliance with the terms of the Receivables Sale Agreement as described in paragraph D above in violation of Section 7.1(1) of the Credit Agreement; (7) the Borrower may have incurred debt on or prior to the date hereof with respect to the Subordinated Loan in excess of that permitted under the Receivables Sale Agreement in violation of Section 7.1 (h) of the Credit Agreement; (8) the Borrower may have made payments under the Subordinated Note on or prior to the date hereof in violation of Section 7.1(i)(xvi) and Section 7.2(g) of the Credit Agreement; (9) the Master Servicer failed to administer Collections received on or prior to the date hereof in the manner required by Section 2.3 of the Credit Agreement; and (10) the Buyer may have failed to maintain its Net Worth in an amount at least equal to the Required Capital Amount at all times on or prior to the date hereof in violation of Section 7.1(i)(xvi) of the Credit Agreement (the matters described in this paragraph E are referred to as "Credit Agreement NonCompliance Events").

        F.    The RSA Non-Compliance Events and the Credit Agreement Non-Compliance Events may have resulted in defaults and cross-defaults under other agreements to which LP or its subsidiaries are a party, which as a consequence may have resulted in Unmatured Amortization Events or Amortization Events under the Credit Agreement and Unmatured Termination Events and Termination Events under the Receivables Sale Agreement.

        G.    LP previously entered into a Credit Agreement, date as of November 15, 2001 (as amended, modified and supplemented form time to time, the "US Credit Agreement"), by and among LP, the several financial institutions from time to time party thereto (collectively, the "US Banks") and Bank of America, N.A. ("BofA"), as agent for the US Banks.

        H.    Concurrently with the execution of this Limited Waiver and Amendment, LP, US Banks constituting "Required Lenders" under the US Credit Agreement and BofA, as agent for the US Banks, are entering into a Waiver and Second Amendment (the "US Amendment"), a copy of which is attached hereto as Exhibit A, pursuant to which, among other things, such US Banks are waiving defaults and events of default arising from (x) the unintentional omission of certain items on Schedule 7.02 of the US Credit Agreement and the need to update Schedule 5.13 of the US Credit Agreement and (y) unintentional defaults and events of default under the Permitted Securitization (as defined in the US Credit Agreement) (collectively, the "US Credit Agreement Defaults").

        I.    LP previously entered into a Standby Purchase and Note Support Agreement (as amended, modified and supplemented from time to time, the "Forex Agreement"), dated as of August 16, 1999, by and among LP, BofA and Canadian Imperial Bank of Commerce ("CIBC").

        J.    Concurrently with the execution of this Limited Waiver and Amendment, LP, BofA and CIBC are entering into a Waiver and Fourth Amendment to Standby Purchase and Note Purchase Agreement, a copy of which is attached hereto as Exhibit B, pursuant to which, among other things, BofA and CIBC are waiving the defaults and events of default being waived in the US Amendment and any breach, default or event of default under the Forex Agreement arising therefrom (collectively, the "Forex Agreement Defaults").

        K.    Louisiana-Pacific Canada Ltd. ("LP Canada") and LP previously entered into a Credit Agreement (as amended, modified and supplemented from time to time, the "Canadian Credit Agreement"), dated as of November 30, 2001, by and among LP Canada, LP and Royal Bank of Canada ("Royal").

        L.    Concurrently with the execution of this Limited Waiver and Amendment, LP Canada, LP and Royal are entering into a Waiver and First Amendment, a copy of which is attached hereto as Exhibit C, pursuant to which, among other things, Royal is waiving defaults and events of default arising from (x) the unintentional inaccuracy of certain items on Schedule D of the Canadian Credit Agreement and (y) any breach, default or event of default being waived in the US Amendment (collectively, the "Canadian Credit Agreement Defaults").

        M.  The US Credit Agreement Defaults, the Forex Agreement Defaults and the Canadian Credit Agreement Defaults and the related failure to give certain notices with respect thereto have resulted in Unmatured Amortization Events or Amortization Events under the Credit Agreement pursuant to Sections 9.1(b), 9.1(d) and 9.1(f) thereof and Unmatured Termination Events and Termination Events under the Receivables Sale Agreement pursuant to Sections 5.1(a)(ii), 5.1 (b) and 5.1 (c) thereof.

        N.    The US Credit Agreement Defaults, the Forex Agreement Defaults and the Canadian Credit Agreement Defaults have resulted in defaults and cross-defaults under other agreements to which LP or its subsidiaries are a party, which as a consequence has resulted in Unmatured Amortization Events or Amortization Events under the Credit Agreement pursuant to Section 9.1(f) thereof and Unmatured Termination Events and Termination Events under the Receivables Sale Agreement pursuant to Section 5.1(c) thereof.

        NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

          1.    Defined Terms,    Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in the Credit Agreement.

          2.    Amendment of Receivables Sale Agreement.    With the consent of Lender and Wachovia, as Administrative Agent, Committed Bank and Liquidity Bank, the Buyer and the Originator hereby amend the definition of "Required Capital Amount" contained in Exhibit 1 to the Receivables Sale Agreement to read in its entirety as follows:

    Required Capital Amount: As of any date of determination, an amount equal to the greater of (i) 8% of the Aggregate Commitment under the Credit Agreement, and (ii) the product of (A) 1.5 times the product of the Default Ratio times the Default Horizon Ratio, each as determined from the most recent Monthly Report received from the Master Servicer under the Credit Agreement, and (B) the Outstanding Balance of all Receivables as reported on the most recent Monthly Report, as determined from the most recent Monthly Report received from the Master Servicer under the Credit Agreement.

          3.    Covenants of LP and LPRC.    On or prior to the Scheduled Monthly Reporting Date occurring in August 2002 (the "August 2002 Monthly Reporting Date"), the Originator shall deliver to the Buyer and the Administrative Agent (a) a Purchase Report (each, an "Actual Purchase Report") for each Calculation Period occurring prior to the August 2002 Monthly Reporting Date showing the actual settlements made between the Originator and the Buyer under the Receivable Sale Agreement for payment of the Purchase Price of Receivables sold to the Buyer in such Calculation Period and (b) a revised Purchase Report (each, a "Devised Purchase Report") for each such Calculation Period reflecting adjustments to the related Actual Purchase Report to set forth the settlements that would have been made by the Buyer and the Originator under the Receivables Sale Agreement for payment of the Purchase Price of the Receivables sold to the Buyer in such Calculation Period if such settlement and all prior settlements for the payment of Purchase Price for Receivables under the Receivable Sale Agreement and each related repayment of the Subordinated Note, if any, had been made in full compliance with Section 1.3 of the Receivables Sale Agreement and Section 4 of the Subordinated Note, as applicable. Each such Actual Purchase Report or Revised Purchase Report shall accurately report the information required to be reported therein pursuant to this Section 3 and Section 1.2(b) of the Receivables Sale Agreement to the reasonable satisfaction of the Administrative Agent. If the actual outstanding principal amount of the Subordinated Note on the last Business Day of the Calculation Period immediately preceding the Purchase Settlement Date occurring in August 2002 is more than the principal amount of the Subordinated Note (the "Permitted Balance") that would have been outstanding on such last Business Day had the Buyer and the Originator effected all settlements for payment of the Purchase Price of Receivables sold to the Buyer during such Calculation Period and all prior Calculation Periods and each related repayment of the Subordinated Note, if any, in full compliance with Section 1.3 of the Receivables Sale Agreement and Section 4 of the Subordinated Note, as applicable, the Buyer and the Originator shall reduce the outstanding principal amount of the Subordinated Note to the Permitted Balance on the Purchase Settlement Date occurring in August 2002, but effective as such last Business Day, it being agreed that the Originator shall be deemed to have made a capital contribution to the Buyer in the amount of such reduction effective as of such last Business Day.

          4.    RSA Waivers.    The Buyer, the Lender, the Administrative Agent, the Committed Bank and the Liquidity Bank. hereby waive any Unmatured Termination Event or Termination Event arising solely from the RSA Non-Compliance Events, the US Credit Agreement Defaults, the Forex Agreement Defaults and the Canadian Credit Agreement Defaults, including, without limitation, any Unmatured Termination Event or Termination Event arising from any default or cross-default or other consequence arising from the RSA Non-Compliance Events, the US Credit Agreement Defaults, the Forex Agreement Defaults or the Canadian Credit Agreement Defaults under any agreement to which LP or any of its subsidiaries may be a party (the "Existing Termination Event Defaults"). In addition, the Buyer, the Lender, the Administrative Agent, the Committed Bank and the Liquidity Bank agree that, notwithstanding anything to the contrary contained in the Receivables Sale Agreement, the Originator shall have no obligation to deliver any Purchase Report to the Buyer (or its assigns) pursuant to Section 1.2 of the Receivables Sale Agreement until the August 2002 Scheduled Monthly Reporting Date as required in Section 3 hereof. Nothing contained herein shall be deemed a waiver of (or otherwise affect the Buyer's, the Lender's, the Administrative Agent's ability to enforce) any breach of or default under the Receivables Sale Agreement other than the Existing Termination Event Defaults.

          5.    Credit Agreement Waivers.    The Lender, the Administrative Agent, the Committed Bank and the Liquidity Bank hereby waive any Unmatured Amortization Event or Amortization Event arising solely from the Credit Agreement Non-Compliance Events, the US Credit Agreement Defaults, the Forex Agreement Defaults and the Canadian Credit Agreement Defaults, including, without limitation, any Unmatured Amortization Event or Amortization Event arising from any default or cross-default or other consequence arising from the Credit Agreement Non-Compliance Events, the US Credit Agreement Defaults, the Forex Agreement Defaults or the Canadian Credit Agreement Defaults under any agreement to which LP or any of its subsidiaries may be a party (the "Existing Amortization Event Defaults"). Without limiting the foregoing, the Lender, the Committed Bank and the Liquidity Bank agree that no Loan, Bank Funding or Liquidity Funding shall bear interest at the Default Rate, either before or after the date hereof, as the result of any Existing Amortization Event Default. In addition, the Lender, the Bank and the Liquidity Bank agree that, notwithstanding anything to the contrary contained in the Credit Agreement, (a) the Borrower shall not be obligated under Section 7.1 (g) of the Credit Agreement to vigorously enforce its rights under the Receivables Sale Agreement with respect to the Existing Termination Defaults, (b) the Borrower shall not be obligated under Section 7.1(i)(xvi) of the Credit Agreement to maintain a Net Worth at least equal to the Required Capital Amount until the Purchase Settlement Agreement occurring in August 2002, (c) the Borrower shall not be obligated under Section 7.1(i)(xviii) to correct any of the Existing Termination Event Defaults or Existing Amortization Event Defaults, and (d) until the Purchase Settlement Agreement occurring in August 2002, any outstanding principal amount of the Subordinated Note that exceeds the amounts permitted under Section 1.3 of the Receivables Sale Agreement shall be permitted. Nothing contained herein shall be deemed a waiver of (or otherwise affect the Lender's, the Administrative Agent's, the Committed Bank's or the Liquidity Bank's ability to enforce) any breach of or default under the Credit Agreement other than the Existing Amortization Event Defaults.

          6.    Representations and Warranties of LP and LP Receivables.    LP and LP Receivables each hereby represents and warrants to the other parties hereto as follows:

            (a)  Other than the Existing Termination Event Defaults, no Unmatured Termination Event or Termination Event has occurred and is continuing.

            (b)  Other than the Existing Amortization Event Defaults, no Unmatured Amortization Event or Amortization Event has occurred and is continuing.

            (c)  The execution, delivery and performance by it of this Limited Waiver and Amendment has been duly authorized by all necessary corporate and other action and does not and will not require any registration with, consent or approval of, notice to or action by, any Person in order to be effective and enforceable. Each of the Credit Agreement and the Receivables Sale Agreement constitutes the legal, valid and binding obligations of it, enforceable against it in accordance with its respective terms, without defense, counterclaim or offset.

            (d)  After giving effect to this Limited Waiver and Amendment, all representations and warranties made by it contained in the Credit Agreement and the Receivables Sale Agreement are true and correct.

            (e)  It is entering into this Limited Waiver and Amendment on the basis of its own investigation and for its own reasons, without reliance upon the Lender, the Committed Bank, the Liquidity Bank or the Administrative Agent (except for performance of the terms hereof applicable to them) or any other Person.

          7.    Representations and Warranties of Other Parties.    Wachovia represents and warrants to LP and LP Receivables that Wachovia is the sole Committed Bank and the sole Liquidity Bank. Each of the Lender, the Administrative Agent, the Committed Bank and the Liquidity Bank represents and warrants to LP and LP Receivables that satisfaction of the Rating Agency Condition with respect to the limited waivers and amendments contained herein is not required for the effectiveness of this Limited Waiver and Amendment.

          8.    Effective Date.    This Limited Waiver and Amendment shall be effective as of the date first above written.

          9.    Reservation of Rights.    The execution, delivery and effectiveness of this Limited Waiver and Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Administrative Agent, Lender, Committed Bank or any Liquidity Bank under the Credit Agreement, Receivables Sale Agreement or any of the other Transaction Documents. Except as expressly modified by the waiver set forth in this Limited Waiver and Amendment, the terms and provisions of the Credit Agreement and Receivables Sale Agreement, respectively, are hereby ratified and confirmed and shall continue in full force and effect. Without limiting the foregoing, each of LP and LP Receivables acknowledges and agrees that none of the Lender's, the Administrative Agent's, the Committed Bank's or the Liquidity Bank's forbearance in exercising their rights and remedies in connection with the Existing Termination Event Defaults and the Existing Amortization Event Defaults nor the execution and delivery by the Lender, the Administrative Agent, the Committed Bank and the Liquidity Bank of this Limited Waiver and Amendment, shall be deemed (i) to create a course of dealing or otherwise obligate Lender, the Administrative Agent, the Committed Bank or the Liquidity Bank to forbear or execute similar waivers under the same or similar circumstances in the future or (ii) to waive, relinquish or impair any right of the Lender, the Administrative Agent, the Committed Bank or the Liquidity Bank to receive any indemnity or similar payment from any Person as a result of any matter arising from or relating to any Existing Termination Event Defaults or Existing Amortization Event Defaults.

          10.    Miscellaneous.

            (a)  All terms, covenants and provisions of the Credit Agreement and the Receivables Sale Agreement, after giving effect to this Limited Waiver and Amendment, are and shall remain in full force and effect.

            (b)  This Limited Waiver and Amendment shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns. No third party beneficiaries are intended in connection with this Limited Waiver and Amendment.

            (c)  This Limited Waiver and Amendment shall be governed by and construed in accordance with the law of the State of New York (without regard to principles of conflicts of laws) other than Section 5-1401 of the New York General Obligations Law.

            (d)  This Limited Waiver and Amendment, together with the Credit Agreement, the Receivables Sale Agreement and the other Transaction Documents, contains the entire and exclusive agreement of the parties hereto with reference to the matters discussed herein and therein. This Limited Waiver and Amendment supersedes all prior drafts and communications with respect thereto.

            (e)  This Limited Waiver and Amendment may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of such counterparts taken together shall be deemed to constitute but one and the same instrument. Delivery of an executed counterpart by facsimile shall be effective as delivery of a manually executed counterpart of this Limited Waiver and Amendment.

            (f)    If any term or provision of this Limited Waiver and Amendment is deemed prohibited by or invalid under any applicable law, such provision shall be invalidated without affecting the remaining provisions of this Limited Waiver and Amendment, the Credit Agreement or the Receivables Sale Agreement, respectively.

            (g)  LP agrees to pay or reimburse Wachovia and the Lender, upon demand, for all costs and expenses incurred by them in connection with the development, preparation, negotiation, execution and delivery of this Limited Waiver and Amendment.

[Remainder of Page Intentionally Left Blank]

        IN WITNESS WHEREOF, the parties hereto have executed and delivered this Limited Waiver and Amendment effective as of the date first above written.

LOUISIANA-PACIFIC CORPORATION, as Originator and Master Servicer
By:	/s/ CURTIS M. STEVENS
Name:	Curtis M. Stevens
Title:	EVP & CFO
LP RECEIVABLES CORPORATION, as Buyer and Borrower
By:	/s/ CURTIS M. STEVENS
Name:	Curtis M. Stevens
Title:	VP
WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent, Committed Bank and Liquidity Bank
By:	/s/ ELIZABETH R. WAGNER
Name:	Elizabeth R. Wagner
Title:	Director
BLUE RIDGE ASSET FUNDING CORPORATION, as Lender
By:	Wachovia Bank, National Association as Attorney-In-Fact
By:	/s/ ELIZABETH R. WAGNER
Name:	Elizabeth R. Wagner
Title:	Director

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LIMITED WAIVER OF CREDIT AND SECURITY AGREEMENT AND LIMITED WAIVER OF AND SECOND AMENDMENT TO RECEIVABLES SALE AGREEMENT
RECITALS